As filed with the Securities and Exchange Commission on December 31, 2009
                                                        Registration No. 333-
=============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                           ORCKIT COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

           Israel                                   Not Applicable
(State or other jurisdiction of
incorporation or organization)        (I.R.S. Employer Identification Number)

                             126 Yigal Allon Street
                                 Tel Aviv 67443,
                                     Israel
               (Address of Principal Executive Offices) (Zip Code)


                       ORCKIT ISRAELI SHARE INCENTIVE PLAN
                            (Full title of the plan)
                                   ----------

                              Puglisi & Associates
                          850 Library Avenue, Suite 204
                             Newark, Delaware 19711
                     (Name and address of agent for service)

                                Tel: 302-738-6680
          (Telephone Number, including area code, of agent for service)

             Copies of all communications, including all communications sent to the agent for service, should be sent to:

        Neil Gold, Esq.                          Adam M. Klein, Adv.
   Fulbright & Jaworski L.L.P.       Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
        666 Fifth Avenue                         2 Weizmann Street
   New York, New York 10103                    Tel Aviv 64239, Israel
   Tel: (212) 318-3000                         Tel: +972-3-608-9999
   Fax: (212) 318-3400                         Fax: +972-3-608-9855

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
         Large accelerated filer: [ ]            Accelerated filer: [ ]
         Non-accelerated filer:   [x]            Smaller reporting company: [ ]
         (Do not check if a smaller reporting company)



                         CALCULATION OF REGISTRATION FEE
-------------------------------------- ------------------ --------------------------- --------------------------- --------------
         Title of Securities            Amount to be      Proposed Maximum Offering   Proposed Maximum Aggregate   Amount of
          to be Registered             Registered (1)         Price Per Share(2)          Offering Price         Registration Fee
-------------------------------------- ------------------ -------------------------- --------------------------- ----------------

Ordinary Shares, no                      3,220,519                 $5.50                      $17,712,854            $1,262.93
par value per share
====================================== ================== ============================= ============================= ===========

(1) Represents additional ordinary shares, no par value per share ("Ordinary Shares"), of Orckit Communications Ltd. (the "Registrant") authorized and reserved for future grant under the Orckit Israeli Share Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover an additional indeterminate number of Ordinary Shares which become issuable under the Plan by reason of any future share split, share dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based upon the average exercise price of the options.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by the Registrant to register an additional 3,220,519 Ordinary Shares, issuable to participants in the Plan. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-05670) filed with the Securities and Exchange Commission (the "Commission") on September 26, 1996, the Registrant's Registration Statement on Form S-8 (File No. 333-08824) filed with the Commission on May 26, 1998, the Registrant's Registration Statement on Form S-8 (File No. 333-12178) filed with the Commission on June 23, 2000 and the Registrant's Registration Statement on Form S-8 (File No. 333-131991) filed with the Commission on February 23, 2006, including the exhibits to such registration statements, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents and information filed with the Commission by the Registrant are incorporated herein by reference:

      (a) the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the Commission on June 23, 2009;

      (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in clause (a) above; and

      (c) the description of the Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 27, 1996 and the amendment thereto on Form 8-A/A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on July 6, 2009, which incorporates by reference the description of the Ordinary Shares set forth under Item 10.B "Memorandum and Articles of Association" under the headings "Transfer of Shares and Notices," "Dividend and Liquidation Rights," "Voting, Shareholders' Meetings and Resolutions" and "Modification of Class Rights" in the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the Commission on June 23, 2009, including any subsequent amendment or report filed for the purposes of amending such description.

            All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof (in the case of any Report on Form 6-K, if and to the extent the Registrant identifies in the Report that it is being incorporated by reference herein) from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit
No.      Description

4.1      Memorandum   of   Association,   as  amended   (incorporated   by
         reference to Orckit Communications Ltd.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2005).

4.2 Sixth Amended and Restated Articles of Association (incorporated by reference to Orckit Communication Ltd.'s Registration Statement on Form S-8 (File No. 333-131991)).

4.3 Orckit Israeli Share Incentive Plan, as amended (incorporated by reference to Orckit Communication Ltd.'s Registration Statement on Form S-8 (File No. 333-131991)).

5.1*     Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1*    Consent of Kesselman & Kesselman.

23.2     Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
         (included in Exhibit 5.1).

24.1 Power of Attorney (included in signature page of this Registration Statement).

*  Filed herewith.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel on the 30th day of December, 2009.

                               ORCKIT COMMUNICATIONS LTD.



                               By:/s/ Izhak Tamir
                                  -------------------------------------------
                                  Name:  Izhak Tamir
                                  Title: Chairman of the Board and President




                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Izhak Tamir and Eric Paneth, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                Title                           Date


/s/ Eric Paneth        Chief Executive Officer and Director   December 30, 2009
------------------     (principal executive officer)
Eric Paneth



/s/ Izhak Tamir         Chairman of the Board and President   December 29, 2009
---------------
Izhak Tamir

/s/ Uri Shalom          Chief Financial Officer               December 30, 2009
------------------      (principal financial and
Uri Shalom              accounting officer)

/s/ Jed M. Arkin        Director                              December 22, 2009
----------------
Jed M. Arkin

/s/ Yair Shamir         Director                              December 23, 2009
---------------
Yair Shamir

/s/ Moti Motil          Director                              December 29, 2009
--------------
Moti Motil

                        Director
--------------------
Amiram Levinberg

/s/ Moshe Nir           Director                              December 30, 2009
-------------
Moshe Nir


AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:

PUGLISI & ASSOCIATES


By:   /s/ Donald J. Puglisi
      ------------------------
      Name: Donald J. Puglisi
      Title:  Managing Director                              December 22, 2009

                                INDEX TO EXHIBITS


Exhibit
No.            Description

4.1            Memorandum   of   Association,   as  amended   (incorporated
               by reference to Orckit Communications Ltd.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2005).

4.2            Sixth Amended and Restated Articles of Association
               (incorporated by reference to Orckit Communication Ltd.'s Registration Statement on Form S-8 (File No. 333-131991)).

4.3            Orckit Israeli Share  Incentive  Plan, as amended
               (incorporated by reference to Orckit Communication Ltd.'s Registration Statement on Form S-8 (File No. 333-131991)).

5.1*           Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1*          Consent of Kesselman & Kesselman.

23.2           Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
               (included in Exhibit 5.1).

24.1 Power of Attorney (included in signature page of this Registration Statement).

*  Filed herewith.

                                                           Exhibit 5.1

                   Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
                             2 Weizmann Street 64239
                                Tel Aviv, Israel

                                                         December 30, 2009

Orckit Communications Ltd.
126 Yigal Allon Street
Tel Aviv 67443
Israel

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Orckit Communications Ltd. (the "Company"), relating to an additional 3,220,519 of the Company's ordinary shares, no par value per share (the "Shares"), issuable under the Orckit Israeli Share Incentive Plan, as amended (the "Plan").

                  We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

                  In connection with this opinion, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the due constitution of the Board of Directors of the Company.

                  Based on the foregoing and subject to the qualifications stated herein, we advise you that in our opinion, the shares being registered pursuant to the Registration Statement, when issued in conformance with the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                                /s/ Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
                               -----------------------------------------------
                               Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

                                                             Exhibit 23.1

[GRAPHIC OMITTED]

---------------------------------------------------------------------------

                                              Kesselman & Kesselman
                                              Certified Public Accountants
                                              Trade Tower, 25 Hamered Street
                                              Tel Aviv 68125 Israel
                                              P.O Box 452 Tel Aviv 61003
                                              Telephone +972-3-7954555
                                              Facsimile +972-3-7954556


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Orckit Communications Ltd. of our report dated June 22, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Orckit Communications Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2008.





                                          /s/ Kesselman & Kesselman
                                          -----------------------------------
                                          Kesselman & Kesselman
                                          Certified Public Accountants (Isr.)
                                          A member of Pricewaterhouse Coopers
                                          International Limited


Tel-Aviv,
December 29, 2009